POWER OF ATTORNEY

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this. The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC., a Maryland corporation (the “Fund”), and each of its undersigned officers and directors hereby nominates, constitutes and appoints Robert Conti, Richard M. Phillips, Arthur C. Delibert, Lori L. Schneider, Jennifer R. Gonzalez, Lynn A. Schweinfurth and Ndenisarya Bregasi (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign the Fund’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and any and all amendments thereto, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of the shares of capital stock of the Fund, said Registration Statement and any such amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Fund and the undersigned officers and directors itself/themselves might or could do.

The Fund and each of the undersigned officers and directors do not intend that this document will revoke any power of attorney it/he/she has previously given, except to the extent, if any, that this document expressly states that it revokes a power of attorney or other grant of authority that is specifically identified in this document.  The Fund and each of the undersigned officers and directors intend that the power and authority granted in this document will not be revoked by its/his/her subsequent execution of a power of attorney or any other document unless the subsequent power of attorney or other document expressly states that it is intended to revoke the power and authority granted in this document.

IN WITNESS WHEREOF, NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC. has caused this power of attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned officers and directors have hereunto set their hands and seals at New York, New York this 17th day of February 2010.

NEUBERGER BERMAN HIGH YIELD
STRATEGIES FUND INC.

By: /s/ Robert Conti
Robert Conti
Chief Executive Officer, President and Director

[SEAL]

ATTEST:

/s/ Claudia A. Brandon
Claudia A. Brandon,
Secretary

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

       On the   17th    day of     February        in the year 2010   before me, the undersigned, personally appeared         Robert Conti           , personally known to me or proved to me on the basis of satisfactory evidence to be in the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Kevin Lyons
Notary Public

[Notary Seal]

[Signatures Continued on Next Page]

Signature	Title
/s/ Joseph V. Amato Joseph V. Amato	Director
/s/ John Cannon John Cannon	Director
/s/ Faith Colish Faith Colish	Director
/s/ Robert Conti Robert Conti	Chief Executive Officer, President and Director
/s/ Martha Clark Goss Martha C. Goss	Director
/s/ C. Anne Harvey C. Anne Harvey	Director
/s/ Robert A. Kavesh Robert A. Kavesh	Director
/s/ Michael M. Knetter Michael M. Knetter	Director
/s/ Howard A. Mileaf Howard A. Mileaf	Director
/s/ George W. Morriss George W. Morriss	Director
/s/ Edward I. O’Brien Edward I. O’Brien	Director

/s/ Jack L. Rivkin Jack L. Rivkin	Director
/s/ Cornelius T. Ryan Cornelius T. Ryan	Director
/s/ Tom D. Seip Tom D. Seip	Chairman of the Board and Director
/s/ Candace L. Straight Candace L. Straight	Director
/s/ Peter P. Trapp Peter P. Trapp	Director

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

       On the    17th day of         February             in the year    2010    before me, the undersigned, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be in the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Kevin Lyons
Notary Public

[Notary Seal]

KEVIN LYONS NOTARY PUBLIC, State of New York No. 01LY4824781 Qualified in New York County Commission Expires November 8, 2010

IMPORTANT INFORMATION FOR THE AGENT

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Powers of Attorney granted are terminated or revoked. You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2)	avoid conflicts that would impair your ability to act in the principal’s best interest;

(3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)	disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner:

(Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this document. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

It is not required that the principal and the agent(s) sign at the same time, nor that multiple agents sign at the same time.  We, Robert Conti, Richard M. Phillips, Arthur C. Delibert, Lori L. Schneider, Jennifer R. Gonzalez, Lynn A. Schweinfurth and Ndenisarya Bregasi, have read the foregoing Power of Attorney. We are the person(s) identified therein as agent(s) for the principal named therein.

__________________________ Robert Conti
__________________________ Richard M. Phillips
/s/ Arthur C. Delibert Arthur C. Delibert
/s/ Lori L. Schneider Lori L. Schneider
/s/ Jennifer R. Gonzalez Jennifer R. Gonzalez
/s/ Lynn A. Schweinfurth Lynn A. Schweinfurth
/s/ Ndenisarya Bregasi Ndenisarya Bregasi

City of the District of Columbia	)
	)	ss:
)

On the    3rd     day of     March        in the year    2010    before me, the undersigned, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be in the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

[Notary Seal]
/s/ Gregory Proctor
Notary Public

GREGORY PROCTOR Notary Public, District of Columbia My Commission Expires - September 30, 2013

It is not required that the principal and the agent(s) sign at the same time, nor that multiple agents sign at the same time.  We, Robert Conti, Richard M. Phillips, Arthur C. Delibert, Lori L. Schneider, Jennifer R. Gonzalez, Lynn A. Schweinfurth and Ndenisarya Bregasi, have read the foregoing Power of Attorney. We are the person(s) identified therein as agent(s) for the principal named therein.

/s/ Robert Conti Robert Conti
__________________________ Richard M. Phillips
__________________________ Arthur C. Delibert
__________________________ Lori L. Schneider
__________________________ Jennifer R. Gonzalez
__________________________ Lynn A. Schweinfurth
__________________________ Ndenisarya Bregasi

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On the _____ day of ________________ in the year _____ before me, the undersigned, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be in the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public